As filed with the Securities and Exchange Commission on December 14, 2017
Registration No.  333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BG STAFFING, INC.
(Exact name of each registrant as specified in its charter)

Delaware	26-0656684
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(972) 692-2400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

 L. Allen Baker, Jr.
President and Chief Executive Officer
BG Staffing, Inc.
5850 Granite Parkway, Suite730
Plano, Texas 75024
(972) 692-2400
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With copies to:

Glen J. Hettinger, Esq.
William P. Bowers, Esq.
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
(214) 855-7444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

______________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered		Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.01 per share	(3)
Preferred Stock, par value $0.01 per share	(3)
Warrants
Total Primary Offering		$36,321,056	-	$36,321,056	(4)	$—	(2)
Secondary Offering:
Common Stock, par value $0.01 per share		25,000	$15.84	$396,000		$49.30
Total Secondary Offering		25,000	$15.84	$396,000		$49.30	(5)

(1) Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) the securities registered hereunder include such indeterminate number of common stock or preferred stock as may be issued upon conversion or exchange of any preferred stock or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2) Calculated pursuant to Rule 457(o) under the Securities Act. The $36,321,056 of securities registered hereunder includes $36,321,056 of securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-201178, which was declared effective January 7, 2015. Pursuant to Rule 415(a)(6) under the Securities Act, $4,221 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to such Unsold Securities.

(3) Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.

(4) Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time by the Company pursuant to this registration statement exceed $36,321,056.

(5) Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the NYSE American on December 11, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion dated December 14, 2017

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$36,321,056
Common Stock
Preferred Stock
Warrants

We may offer and sell up to $36,321,056 of the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest. We may offer these securities in amounts, at prices and on terms determined at the time of offering.

Certain selling stockholders may offer and sell from time to time under this prospectus up to 25,000 shares of our common stock that they have the right to acquire from the Company pursuant to outstanding warrants. We will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock held by the selling stockholders that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents.

Our common stock is traded on NYSE American under the symbol “BGSF.” On December 13, 2017, the closing price of our common stock was $16.00.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See “Risk Factors” on page 1 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2017.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended on December 25, 2016, which is on file with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, financial condition or results of operations and the securities offered by means of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including, but not limited to, statements regarding:

•	future financial performance and growth targets or expectations;

•	market and industry trends and developments; and

•	the benefits of our completed and future merger, acquisition and disposition transactions.
You can identify these and other forward-looking statements by the use of words such as "aim," “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” "might," “will,” “should,” “would,” “could,” “potential,” “future,” “continue,” “ongoing,” “forecast,” “budget,” “project,” “scheduled,” “target” and similar expressions, and variations or negatives of these words.
These forward-looking statements are based on information available to us as of the date of this prospectus and our current expectations, forecasts and assumptions and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the availability of workers’ compensation insurance coverage at commercially reasonable terms;

•	the availability of qualified temporary personnel;

•	compliance with federal, state and local labor and employment laws and regulations and changes in such laws and regulations;

•	the ability to compete with new competitors and competitors with superior marketing and financial resources;

•	management team changes;

•	the favorable resolution of current or future litigation;

•	the ability to begin to generate sufficient revenue to produce net profits;

•	the impact of outstanding indebtedness on the ability to fund operations or obtain additional financing;

•	the ability to leverage the benefits of recent acquisitions and successfully integrate newly acquired operations;

•	adverse changes in the economic conditions of the industries, countries or markets that we serve;

•	disturbances in world financial, credit, and stock markets;

•	unanticipated changes in national and international regulations affecting the company’s business;

•	a decline in consumer confidence and discretionary spending;

•	the general performance of the U.S. and global economies;

•	continued or escalated conflict in the Middle East; and

•
other risks referenced from time to time in our past and future filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, and in our Quarterly Reports on Form 10-Q.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect any events or circumstances, whether as a result of new information, future events, changes in assumptions or otherwise, after the date of this prospectus. All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms “BG Staffing,” “the Company,” “we,” “us,” and “our” as used in this prospectus refer to BG Staffing, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY
 Overview and History
We are a leading national provider of temporary staffing services that operates, along with its wholly owned subsidiaries BG Staffing, LLC, B G Staff Services, Inc., BG Personnel, LP, and BG Finance and Accounting, Inc., within the U.S. in three industry segments: Multifamily, Professional, and Commercial. We provide temporary workers to a variety of customers that are seeking to match their workforce requirements to their business needs. Our customers operate across a diverse set of industries.
We employ a diverse operating model, both from a skill set and a geographic standpoint, which we believe mitigates downside revenue risk.
Our temporary staffing services consist of on-demand or short-term staffing assignments, contract staffing, and on-site management administration. Short-term staffing services assist employers in dealing with employee demands caused by such factors as seasonality, fluctuations in customer demand, vacations, illnesses, parental leave, and special projects without incurring the ongoing expense and administrative responsibilities associated with recruiting, hiring and retaining permanent employees. As more and more companies focus on effectively managing variable costs and reducing fixed overhead, the use of short-term staffing services allows companies to utilize a contingent staffing approach for their personnel needs, thereby converting a portion of their fixed personnel costs to a variable expense.
Our contract staffing services place temporary employees with customers for time-periods of more than three months or for an indefinite time period. This type of arrangement often involves outsourcing an entire department in a large corporation or providing the workforce for a large project.
In an on-site management arrangement, we place an experienced manager on-site at a customer’s place of business. The manager is responsible for conducting all recruiting, employee screening, interviewing, drug testing, hiring and employee placement for temporary workers at the customer’s facility for a long-term or indefinite period.
Management believes that the staffing industry and the employees performing these temporary staffing functions are, and will remain, an integral part of the labor market in local, regional and national economies in which we operate.
BG Staffing, Inc. is the successor by conversion to LTN Staffing, LLC, a Delaware limited liability company that was formed on August 27, 2007. In 2011, we began doing business as BG Staffing. LTN Staffing, LLC converted into a Delaware corporation, BG Staffing, Inc., following the merger of LTN Acquisition, LLC (the former parent of LTN Staffing, LLC) with and into LTN Staffing, LLC. The conversion was completed on November 3, 2013.
We commenced operations on October 17, 2007 and since 2009 new leadership has led an on-going growth and diversification initiative. Since 2010, we have acquired and successfully integrated nine businesses:

•
In June 2010, we purchased the interests of BG Personnel Services, LP and BG Personnel, LP, and purchased the common stock of B G Staff Services, Inc. Shortly after the purchase, we relocated our corporate headquarters to Dallas, Texas.

•
In December 2010, we purchased substantially all of the assets and assumed certain liabilities of JNA Staffing Inc., which specialized in providing temporary staffing services within the state of Wisconsin. These operations were rolled into our existing operations in Milwaukee, Wisconsin.

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In December 2011, we purchased substantially all of the assets and assumed certain liabilities of Extrinsic, LLC, which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the Extrinsic trade name.

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In December 2012, we acquired substantially all of the assets and assumed certain liabilities of American Partners, Inc., which specialized in providing information technology staffing services to customers within the U.S. We continue to operate under the American Partners trade name.

•
In June 2013, we acquired substantially all of the assets and assumed certain liabilities of InStaff Holding Corporation and InStaff Personnel, LLC, a wholly owned subsidiary of InStaff Holding Corporation (collectively, “InStaff”). This acquisition has allowed us to strengthen and expand our operations in our Commercial segment. We continue to operate under the InStaff trade name.

•
In March 2015, we acquired substantially all of the assets and assumed certain liabilities of D&W Talent, LLC, which specialized in providing temporary and full-time staffing services of accounting and finance personnel and secretarial and administrative personnel to customers in Texas and Louisiana. We continue to operate under the Donovan & Watkins trade name.

•
In October 2015, we acquired substantially all of the assets and assumed certain liabilities of Vision Technology Services, Inc., Vision Technology Services, LLC, and VTS-VM, LLC, which provided information technology ("IT") temporary staffing talent and project management services. We continue to operate under the Vision Technology Services trade name.

•
In April 2017, we acquired substantially all of the assets and assumed certain liabilities of Zycron, Inc. (“Zycron”), which provided IT temporary staffing talent and project management services. We continue to operate under the Zycron trade name.

•
In September 2017, we acquired substantially all of the assets and assumed certain liabilities of Smart Resources, Inc. and Accountable Search, LLC, which provided temporary staffing and direct hire services of accounting and finance personnel to customers in the Chicago market.

We now have 63 branch offices and 15 on-site locations located across 26 states within the U.S. We do not currently have any foreign operations.

Our Industry
The temporary staffing industry supplies temporary staffing services to customers to help them minimize the cost and effort of workforce planning. These services also enable the customer to rapidly respond to changes in business conditions, and in some cases to convert fixed labor costs to variable costs. Temporary staffing companies act as intermediaries in matching available temporary workers to customer assignments. The demand for a flexible workforce continues to grow with competitive and economic pressures to reduce costs and respond to changing market conditions.
The temporary staffing market is subject to volatility based on overall economic conditions. Historically, in periods of economic growth, the number of companies providing temporary staffing services has increased due to low barriers to entry. During recessionary periods, the number of companies has decreased through consolidation, bankruptcies, or other events. The temporary staffing industry is experiencing increased demand in relation to total job growth as customers have placed a greater priority on maintaining a more flexible workforce.
The temporary staffing industry is large and highly fragmented with many competing companies. In September 2017, Staffing Industry Analysts estimated the U.S. temporary staffing market to be approximately $145 billion. Staffing companies compete both to recruit and retain a supply of temporary workers and to attract and retain customers to use these workers. Customer demand for temporary staffing services is dependent on the overall strength of the labor market and trends toward greater workforce flexibility. The temporary staffing industry includes a number of markets focusing on business needs that vary widely in duration of assignment and level of technical specialization.

Our Operations
We have diversified our operations to provide temporary workers within distinct segments of the industry. We refer to these segments as Multifamily, Professional, and Commercial.
We operate branches within each segment as separate profit centers and provide managers considerable operational autonomy and financial incentives. Managers focus on business opportunities within their geographical markets and are provided centralized support to achieve success in those markets. We believe this structure allows us to recruit and retain highly motivated managers who have demonstrated the ability to succeed in a competitive environment. This structure also allows managers and staff to focus on market development while relying on centralized services for support in back-office operations, such as risk management programs and unemployment insurance, credit, collections, accounting, advice on legal and regulatory matters, and quality standards.

Additional financial information regarding our business segments is contained in Note 17 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, and in Note 12 to our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2017. Such reports are incorporated by reference in this prospectus.

Our Segments
Our operations are organized into three business segments: Multifamily, Professional, and Commercial.
Multifamily Segment
Our Multifamily segment is a leading provider of front office and maintenance personnel to the multifamily housing industry. We currently have 41 branch offices in 23 states. The Multifamily division utilizes a centralized recruiting model from recruiting centers in Dallas, Houston, and Austin, Texas, in the Charlotte, North Carolina area, and the Tampa, Florida area. All open positions nationally are recruited from one of these regional recruiting centers. The workers we assign to our multifamily customers are our temporary workers, although our customers provide on-the-job direction, control and supervision.
Professional Segment
Our Professional segment provides highly skilled IT professionals with expertise in SAP, Workday, Olik View, Hyperion, Oracle, project management and other IT staffing skills to customers on a national basis. Our customers include large Fortune 500 companies and consulting firms engaged in systems integration projects. We operate our national coverage of the IT market from our offices in North Carolina, Rhode Island, Maryland, and Tennessee. Additionally, we provide finance, accounting and related support personnel in Texas, Louisiana and Illinois.
Commercial Segment
Our Commercial segment provides temporary workers to manufacturing, distribution, and logistics customers needing a flexible workforce through 12 branch offices and 15 on-site locations in Illinois, Wisconsin, New Mexico, Texas, Tennessee and Mississippi. Our Commercial segment temporary workers perform services in a variety of skilled and unskilled positions. The workers we assign to our Commercial customers are our temporary workers, although our customers provide on-the-job direction, control and supervision.

Growth Strategy
We are committed to growing our operations. Revenues have grown from $35.0 million in 2009 to $253.9 million in 2016, by using a growth strategy reliant upon both acquisitions and organic growth.
We will continue to evaluate acquisition opportunities utilizing our proven approach to the assessment, valuation, and integration of acquisitions. Additionally, we are committed to continue to grow our operations in our current markets, as well as expand into new markets within the segments and industries that we currently serve.
We are organized to handle many of the administrative functions at our corporate location so that our branches can focus on business development and the effective recruiting and assignment of temporary workers.
We will continue to invest in technology and process improvements, as necessary, to ensure that we are operating at optimal productivity and performance.

Competition
The staffing services market is highly competitive with limited barriers to entry. We compete in national, regional and local markets with full-service and specialized temporary staffing companies. Some of our competitors have significantly more marketing and financial resources than we do. Price competition in the staffing industry is intense, particularly for the provision of office clerical and commercial personnel. We expect that the level of competition will remain high, which could limit our ability to maintain or increase our market share or profitability.
The principal competitive factors in attracting qualified candidates for temporary assignments are pay rates, availability of assignments, duration of assignments and responsiveness to requests for placement. We believe that many potential candidates seeking temporary assignments through us may also be pursuing assignments through other means. Therefore, the speed at which we place prospective temporary workers and the availability of appropriate assignments are important factors in our ability to complete assignments of qualified temporary workers. In addition to having high quality temporary workers to assign in a timely manner, the principal competitive factors in obtaining and retaining customers in the temporary staffing industry are properly assessing the customers’ specific job requirements, the appropriateness of the temporary worker assigned to the customer, the price of services and the monitoring of customer satisfaction. Although we believe we compete favorably with respect to these factors, we expect competition to continue to increase.

Seasonality
Our business experiences seasonal fluctuations. Our quarterly operating results are affected by the number of billing days in a quarter, as well as the seasonality of our customers’ business. Demand for our Multifamily staffing services increase in the second and is highest during the third quarter of the year due to the increased turns in multifamily units during the summer months when schools are not in session. Demand for our Commercial staffing services increases during the third quarter of the year and peaks in the fourth quarter. Demand for our Commercial staffing services is lower during the first quarter, in part due to customer shutdowns and adverse weather conditions in the winter months. In addition, our cost of services typically increases in the first quarter primarily due to the reset of payroll taxes.
The staffing industry has historically been cyclical, often acting as an indicator of both economic downturns and upswings. Staffing customers tend to use temporary staffing to supplement their existing workforces and generally hire direct workers when long-term demand is expected to increase. As a consequence, our revenues tend to increase quickly when the economy begins to grow and, conversely, our revenues can also decrease quickly when the economy begins to weaken.
Employees and Temporary Workers
At September 24, 2017, we had 352 staff employees at our corporate and branch offices. We assigned, on average, approximately 4,500 temporary workers during the third quarter of 2017.
None of our staff employees or temporary workers is represented by a labor union, and we are not aware of any current efforts or plans to organize any of our staff employees or temporary workers. To date we have not experienced any material labor disruptions.

Intellectual Property
We own or have rights to various copyrights, trademarks, service marks, trade names and domain names used in our business, including, but not limited to, BG Staffing, BG Staffing Group, BG Personnel Services, Extrinsic, American Partners, InStaff, BG Temporary Staffing, Triance, Donovan & Watkins, D&W Talent, Vision Technology Services, Zycron, Smart Resources, bgstaffing.com, bgstaffinggroup.com, bgpersonnel.com, bgstaffing.net, ltnstaffing.com, milwaukeetemps.com, milwaukeetmepsinc.com, extrinsicllc.com, extrinsicgroup.com, extrinsicresources.com, jnastaffing.com, bgcompanies.net, bgpersonnel.net, bgmail.com, therightpeoplerightnow.com, rightpeoplerightnow.com, americanpartnersinc.com, instaff.com, donwat.com, vistechs.com, zycron.com, smartstaffing.com, and accountablesearch.com. Our trade names are valuable assets that reinforce the distinctiveness of our brands.
Regulation
We are subject to regulation by numerous federal, state and local regulatory agencies, including but not limited to the U.S. Department of Labor, which sets employment practice standards for workers, and similar state and local agencies. We are subject to the laws and regulations of the jurisdictions within which we operate. While the specific laws and regulations vary among these jurisdictions, some require some form of licensing and often have statutory requirements for workplace safety and notice of change in obligation of workers’ compensation coverage in the event of contract termination. Although compliance with these requirements imposes some additional financial risk on us, particularly with respect to those clients who breach their payment obligation to us, such compliance has not had a material adverse effect on our business to date. Any inability or failure to comply with government regulation could materially harm our business. Increased government regulation of the workplace or of the employer-employee relationship, or judicial or administrative proceedings related to such regulation, could also materially harm our business.
Properties
Our executive office is located at 5850 Granite Parkway, Suite 730, Plano, Texas 75024, and our telephone number is 972-692-2400. We lease our corporate headquarters, which is approximately 6,200 square feet of space. We now have 63 branch offices and 15 on-site locations located across 26 states within the U.S. We lease all of our branch offices, which are located throughout the U.S., through operating leases with terms that range from six months to five years. We also have month to month leases. We believe that our facilities are adequate for our current needs.

Legal Proceedings
From time to time we have been threatened with, or named as a defendant in litigation, administrative claims and lawsuits. We carry insurance to mitigate any potential liabilities associated therewith. The principal risks that we insure against, subject to and upon the terms and conditions of our various insurance policies, are workers’ compensation, general liability, automobile liability, property damage, alternative staffing errors and omissions, directors and officers liability, fiduciary liability and fidelity losses. While uncertainties are inherent in the final outcome of such matters, we believe the disposition of such proceedings will not have a material effect on our financial position or our results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes and the net proceeds from the sale of the securities have not been accounted for in our normal budgeting process. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, and opportunities that may be or become available to us. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We do not expect to receive any proceeds in connection with the sale of any common stock offered by any selling stockholders.

GENERAL DESCRIPTION OF SECURITIES

We may offer under this prospectus:

•	common stock;

•	preferred stock;

•	warrants to acquire common stock or preferred stock; or

•	any combination of the foregoing, either individually or as units consisting or two or more securities.
The selling stockholders may offer common stock.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our certificate of incorporation and our bylaws and certain provisions of the Delaware General Corporation Law (the “DGCL”). This summary does not purport to be complete and is qualified in its entirety by the full text of our certificate of incorporation and bylaws. References in this section to the “Company,” “we,” “us” and “our” refer to BG Staffing, Inc. and not to any of its subsidiaries.
Authorized Capitalization
Our certificate of incorporation provides that our authorized capital stock consists of 19,500,000 shares of common stock, par value $0.01 per share and 500,000 shares of undesignated preferred stock, par value $0.01 per share. As of December 13, 2017, we have 8,759,376 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights
Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election of directors to our board of directors and as provided by law. Holders of our common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. The election of directors will be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.
Dividend Rights
The holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.
Other Rights
Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares registered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Stock Exchange
Our common stock is listed on the NYSE American under the symbol “BGSF.”
Transfer Agent and Registrar
American Stock Transfer & Trust Company serves as the transfer agent and registrar for our common stock.
Preferred Stock
Our certificate of incorporation authorizes our Board of Directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any preferred stock.
Board Composition
Our board of directors consists of five directors. Our board of directors has determined that the following directors are “independent” as defined under the rules of the NYSE American: Richard L. Baum, Jr., Paul A. Seid, C. David Allen, Jr., and Douglas E. Hailey. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors. Our board of directors is divided into three classes, each serving staggered, three-year terms:

•	Our Class I director is L. Allen Baker, Jr., and the term of such director will expire at the 2018 annual meeting of stockholders;

•	Our Class II directors are Richard L. Baum, Jr. and Paul A. Seid, and the term of each director will expire at the 2019 annual meeting of stockholders; and

•	Our Class III directors are C. David Allen, Jr. and Douglas E. Hailey, and the term of each director will expire at the 2020 annual meeting of stockholders.
As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Corporate Opportunity
Douglas E. Hailey, who is an employee of Taglich Brothers, Inc. and partial owner of Taglich Private Equity LLC, and Richard L. Baum, Jr., an independent contractor for and partial owner of Taglich Private Equity LLC, serve on our board of directors. Taglich Private Equity LLC or its affiliates may hold equity interests in entities that directly or indirectly compete with us, and companies in which they currently invest may begin competing with us. As a result of these relationships, when conflicts between the interests of Taglich Private Equity LLC or its affiliates, on the one hand, and of our stockholders generally, on the other hand, arise, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under Delaware law and our certificate of incorporation, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (1) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors approves the transaction, (2) the material facts relating to the director’s or officer’s relationship or interest as to the transaction are disclosed to our stockholders and a majority of our disinterested stockholders approve the transaction or (3) the transaction is otherwise fair to us. Our certificate of incorporation also provides that any principal, officer, member, manager and/or employee of Taglich Private Equity, LLC or Taglich Brothers, Inc. or any entity that controls, is controlled by or under common control with, those entities (other than the company or any company that is controlled by the company) or any investment funds or portfolio companies managed by the foregoing will not be required to offer any transaction opportunity of which they become aware to us and could take any such opportunity for themselves or offer it to other companies in which they have an investment.
Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under our certificate of incorporation, our directors may only be removed for cause and only upon the affirmative vote of the majority of the total voting power of our outstanding voting stock, at a meeting of our stockholders called for that purpose. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Only our board of directors will be able to fill vacancies on our board of directors or increase the size of our board.
Requirements for Nominations and Proposals at Stockholder Meetings
Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (i) is a stockholder of record both at the time the notice is delivered and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) is entitled to vote at the meeting and upon such election and (iii) complies with the notice procedures set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting unless our board of directors approves in advance the action to be taken by written consent and the taking of the action by written consent.
Business Combinations with Interested Stockholders
We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that (i) Taglich Private Equity LLC, Taglich Brothers, Inc. and any of their affiliates or associates, including any investment funds or portfolio companies managed by the foregoing, (ii) any other person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of our stock and (iii) any person who would otherwise be an interested stockholder because of a transfer of 5% or more of our outstanding voting stock by any person described in clause (i) or (ii) to such person will be excluded from the “interested stockholder” definition in our certificate of incorporation and will therefore not be subject to the restrictions therein that have the same effect as Section 203.
Requirements for Amendments to our Certificate of Incorporation
Our certificate of incorporation provides that the provisions of our certificate of incorporation relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the undesignated preferred stock, business combinations with interested persons, corporate opportunities, amendment of our certificate of incorporation and the Court of Chancery as the exclusive forum for certain disputes, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote thereon, voting together as a single class.
The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that may be offered under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, certificates of designation and bylaws. The terms of our common stock and preferred stock may also be affected by Delaware law.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

SELLING STOCKHOLDERS
The following table sets forth information as of December 13, 2017 to our knowledge, about the beneficial ownership of our common stock by the selling stockholders both before and immediately after the offering.
 We believe that the selling stockholders have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them unless otherwise indicated.
 The percent of beneficial ownership for the selling stockholders is based on 8,759,376 shares of common stock outstanding as of December 13, 2017. Options and warrants to purchase shares of our common stock held by certain investors that are currently exercisable or exercisable within 60 days of December 13, 2017 are considered outstanding and beneficially owned by such investors for the purpose of computing their respective percentage ownership but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Unless otherwise stated below, to our knowledge, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our officers or directors.
 Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days, including upon exercise of warrants to purchase shares of our common stock.
 The shares of common stock being offered pursuant to this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness, the selling stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their common stock.
 Except as described below, the selling stockholders are neither broker-dealers nor affiliates, as defined in Rule 405, of broker-dealers. The selling stockholders have the right to acquire shares of our common stock from time to time under this prospectus.
 Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares Beneficially Owned Prior to this Offering			Shares Offered by this Prospectus	Shares Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Number		Percent		Number	Percent
Bibicoff Family Trust Dated 05/16/2000 (3)	12,500	(2)	*	12,500	—	*
Terri MacInnis	12,500	(2)	*	12,500	—	*
* Less than 1%.

(1)	Assumes the sale of all shares of common stock offered pursuant to this prospectus.
(2)	Includes warrants to purchase 12,500 shares of our common stock.
(3)	Harvey Bibicoff is the trustee of the Bibicoff Family Trust

PLAN OF DISTRIBUTION

Sales of Securities by the Company
We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;

•	to one or more underwriters acting alone for resale to investors or to the public;

•
through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.
Our common stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

•	the terms of the offering;

•	any underwriters, dealers or agents;

•	any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.
Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the NYSE American. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Sales of Our Common Stock by Selling Stockholders
As of the date of this prospectus, we have not been advised by any selling stockholder as to any plan of distribution. The selling stockholders may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling stockholders or their successors, which includes their donees, pledgees, assignees or transferees or other successors-in-interest; or

•
through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.
The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•
through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•
enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
The selling stockholders may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee or other successors in interest as selling stockholders under this prospectus.
To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.
Our common stock is listed on the NYSE American under the symbol “BGSF.”
There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.
The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

BG Staffing, Inc.
5850 Granite Parkway, Suite 730
Plano, Texas 75024
 (972) 692-2400
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed, including information furnished under Item 2.02 or Item 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) prior to the termination of the offering:

•	our Annual Report on Form 10-K for fiscal year ended December 25, 2016 filed with the SEC on March 06, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2017, filed with the SEC on April 27, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2017, filed with the SEC on July 27, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2017, filed with the SEC on October 30, 2017;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2017, May 19, 2017, September 22, 2017, and November 3, 2017;

•	our Current Report on Form 8-K/A filed with the SEC on June 16, 2017; and

•	the description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 22, 2014.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. Any underwriters or agents will be advised about other issues relating to any offering by their own legal counsel name in the applicable prospectus supplement.

EXPERTS
The audited financial statements of BG Staffing, Inc. as of December 25, 2016 and December 27, 2015 and for each of the years in the three year period ended December 25, 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Whitley Penn LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

The audited financial statements as of and for the year ended December 31, 2016 of Zycron, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Blankenship CPA Group, P.L.L.C., independent auditors, upon the authority of said firm as experts in giving said report.

$36,321,056
Common Stock
Preferred Stock
Warrants

PROSPECTUS

______, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. The selling stockholders will not bear any portion of the below expenses.

Registration fee	$49
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	*
* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.
Our bylaws provide that we will indemnify our directors and officers to the extent and in the manner permitted by applicable law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. An indemnitee will generally not be entitled to indemnification under our bylaws in connection with any claim initiated by the indemnitee unless we consent to the initiation of the claim.
Moreover, our certificate of incorporation provides that, to the fullest extent permitted by law, our directors will not be personally liable to us or our stockholders for damages for breach of fiduciary duty.
Any amendment, repeal or modification of the foregoing certificate of incorporation and bylaw provisions will be prospective only and will not adversely affect any indemnification right of our directors or officers or limitation on the liability of any of our directors arising from acts prior to the time of such amendment, repeal or modification.
We have also entered into indemnification agreement with each of our current directors and certain of our executive officers, specifically L. Allen Baker, Jr. (President and Chief Executive Officer, director), Beth Garvey (Chief Operating Officer), Dan Hollenbach, Richard L. Baum, Jr. (director), Douglas E. Hailey (director), Paul A. Seid (director) and C. David Allen, Jr. (director) (collectively, the “Indemnitees”). The indemnification agreements clarify and supplement indemnification provisions already contained in our bylaws and generally provide for indemnification of the Indemnitees to the fullest extent permitted by Delaware law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with their service as a director or executive officer and also provide for rights to advancement of expenses.
We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16.  Exhibits.

The exhibits are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time    of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 14, 2017.

BG STAFFING, INC.

By:	/s/ L. Allen Baker, Jr.
Name: L. Allen Baker, Jr.
Title: President and Chief Executive Officer

We, the undersigned officers and directors of BG Staffing, Inc. hereby severally constitute and appoint L. Allen Baker, Jr. and Robert G. Weinrich, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BG Staffing, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: December 14, 2017

SIGNATURES	TITLE	DATE

/s/ L. Allen Baker, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	December 14, 2017
L. Allen Baker, Jr.

/s/ Robert G. Weinrich	Interim Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 14, 2017
Robert G. Weinrich

/s/ Douglas E. Hailey	Director	December 14, 2017
Douglas E. Hailey

/s/ Richard L. Baum, Jr.	Director	December 14, 2017
Richard L. Baum, Jr.

/s/ Paul A. Seid	Director	December 14, 2017
Paul A. Seid

/s/ C. David Allen, Jr.	Director	December 14, 2017
C. David Allen, Jr.

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1	Form of Underwriting Agreement (Common Stock)*
1.2	Form of Underwriting Agreement (Preferred Stock)*
1.3	Form of Underwriting Agreement (Warrants)*
4.1
Certificate of Incorporation of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the registrant’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)

4.2	Bylaws of BG Staffing, Inc. (incorporated by reference from Amendment No. 2 to the registrant’s registration statement on Form S-1 (File No. 333-191683) filed on November 4, 2013)
4.3	Form of Common Stock Certificate (incorporated by reference from Amendment No. 1 to the registrant’s registration statement on Form S-1 (File No. 333-191683) filed on October 28, 2013)
4.4	Form of Certificate of Designation*
4.5	Form of Common Stock Warrant Agreement*
4.6	Form of Preferred Stock Warrant Agreement*
4.7	Form of Preferrred Stock Certificate*
5.1**	Opinion of Fulbright & Jaworski LLP (a member of Norton Rose Fulbright)
23.1**	Consent of Fulbright & Jaworski LLP (a member of Norton Rose Fulbright) (included in Exhibit 5.1)
23.2**	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP)
23.3**	Consent of Independent Auditors (Blankenship CPA Group, PLLC)
24.1	Power of Attorney (included on the signature page hereto)

*
To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith